ARTICLES OF INCORPORATION

                                       OF

                               EUROPA TRAVEL, INC.


         The undersigned does hereby subscribe to, acknowledge and file the following Articles of Incorporation for the purpose of creating a corporation under the laws of the State of Florida.

                                   ARTICLE ONE

         The name of the corporation is: EUROPA TRAVEL, INC. The principle address of the corporation is: 332 W. Boynton Beach Blvd., Suite 4, Boynton Beach, Florida 33435


                                   ARTICLE TWO

         This corporation shall commence its existence upon filing and shall exist perpetually thereafter unless sooner dissolved according to law.

                                  ARTICLE THREE

         The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Florida Corporation Act.

                                  ARTICLE FOUR

         This corporation is authorized to issue Ten Million (10,000,000) Shares of Common Stock, which shall be designated as "Common Shares" with a par value of $.OO1 per share. All of said stock shall be payable in cash, property (real or personal) or labor or services in lieu thereof at a just valuation to be fixed by the Board of Directors.

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                                  ARTICLE FIVE

          Except as otherwise provided by law, the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the outstanding Common Shares.

                                   ARTICLE SIX

          Every shareholder, upon the sale for cash of any new stock of this corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his pro rata share thereof (as nearly as may be done without issuance of fractional shares) at the prices at which it is offered to others.

                                  ARTICLE SEVEN

         The street address and mailing address of the initial principal registered office is: 332 W. Boynton Beach Blvd., Suite 4, Boynton Beach, Florida 33435 and the name of its initial registered agent of this corporation is: Linda Brown.



I hereby an familiar with and accept the duties and responsibilities as registered agent for said corporation.

/s/ Linda Brown
-----------------
Linda Brown

                                  ARTICLE EIGHT

         This corporation shall have at least one director initially with the exact number of directors to be specified by the shareholders from time to time unless the shareholders shall by a majority vote, determine that the corporation be managed by the shareholders. The names and addresses of the initial directors of this corporation is:

    Name                                             Mailing Address
    ----                                             ---------------
Michelle Suppes                                  225 Park Avenue, Suite 211
                                                 New York, N.Y. 10169
Basil Christakos                                 225 Park Avenue, Suite 211
                                                 New York, N.Y. 10169

                                  ARTICLE NINE

The Board of Directors is empowered to make, alter or repeal the Bylaws of the corporation without restrictic2 of their powers conferred by statue.

                                   ARTICLE TEN

The name and address of the incorporator for this corporation is:

Linda Brown
332 W. Boynton Beach Blvd.
Suite 4
Boynton Beach, Florida 33435


                                                           /s/ Linda Brown
                                                           ----------------
                                                           Linda Brown

                                 ARTICLE ELEVEN

          No contract or other transaction between this corporation and any other corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors, or officers of, such other corporation. Any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof, and any director of this corporation who is also a director or an officer of such corporation, or 4ho it is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation which shall authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation, or not so interested.

                                 ARTICLE TWELVE

          The private property of the stockholders shall not be subject to the payment of the corporate debts to any extent whatsoever. The corporation shall have a first lien not the shares of its stockholders and upon the dividends due them for any indebtedness of such stockholders to the corporation.

          IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation this 24th day of April, 1996.

                                                        /s/ Linda Brown
                                                        ------------------
                                                        Linda Brown

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                               EUROPA TRAVEL, INC.





Pursuant  to  the  provisions  of  section  607.1006,   Florida  Statutes,  this
corporation adopts the following articles of amendment to Its articles of incorporation:

FIRST:   Amendment(s)   adopted:   Article  Number  8-  The  Directors  of  this
         corporation shall now be:

                                 Michelle Suppes
                                 225 Park Avenue, Suite 211
                                 New York, NY 10169

SECOND:  If  an  amendment  provides  for  an  exchange,   reclassification   or
         cancellation  of  issued  shares,   provisions  for   implementing  the
         amendment if not contained in the amendnent itself, are as follows:


THIRD:   The date of each amendment's adoption: August 21, 1996


FOURTH:  Adoption of Amendment:

_____ The amendment was adopted by the incorporators without shareholder action and shareholder action was not required.
_____ The amendment was adopted by the board of directors without shareholder action and shareholder action was not required.
__X__ The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.
_____    The amendment was approved by the shareholders through voting groups.

         The number of votes cast for the amendment was sufficient for approval by Michelle Suppes and Basil Christakos (voting group)

                      Signed this 21st day of August, 1996


BY: /s/ Michelle Suppes
    -------------------------------
    Michelle Suppes - President

FAX AUDIT NUMBER:H97000017588





                              ARTICLES OF AMENDMENT

                          TO ARTICLES OF INCORPORATION

                                       OF

                               EUROPA TRAVEL, INC.




         1. Article ONE of the Articles of Incorporation of EUROPA TRAVEL, INC. is amended to read as follows:

                                   ARTICLE ONE

         The name of the Corporations is F-PAK INTERNATIONAL, INC.

         2. Article SIX of the Articles of Incorporation is hereby deleted in its entirety.

         The forgoing Amendments were adopted by a vote of number of the Directors and Shareholders of this necessary for approval, on the 17th day of October, a sufficient Corporations 1997.


         IN WITNESS WHEREOF, the undersigned President and Secretary of the Corporation, have executed these Articles of Amendment on the 17th day of October, 1997.

Attest:


/s/ Mark Anthony                                    /s/ Dominick Pope
----------------------------------                  -------------------------
Mark Anthony, Assistant Secretary                   Dominick Pope, President

This Instrument Prepared By:
Stephen F. Goldenberg, Esquire
One Financial Plaza, Suite 2626
Fort Lauderdale, FL 33394
(954) 523-2626
F.B.N.     151293
FAX AUDIT NUMBER:H97000017588

FAX AUDIT NUMBER:H97000017588






STATE OF NEW YORK } SS:
COUNTY OF NEW YORK



ON October 17th, 1997, BEFORE ME, a Notary Public, in and for the State of New York, personally appeared, Dominick Pope and Mark Anthony, to me personally known and known to me to be the President and Assistant Secretary, respectively of Europa Travel, Inc. who signed the foregoing Articles of Amendment, and acknowledge the execution thereof to be their free act and deed for the uses and purpose therein mentioned.

                                          /s/ STEVEN L. SISKIND
                                       --------------------------
                                       Signature of Notary Public

                                            STEVEN L. SISKIND
                                   Notary Public, State of New York
                                             No, 30-9026980
                                       Qualified in Nassau County
                                    Commmission Expires May 31, 1998
                                    --------------------------------
                                     Typed/Printed Name of Notary

FAX AUDIT NUMBER:H97000017588

FAX AUDIT NUMBER:H97OOOO19798




                              ARTICLES OF AMENDMENT

                          TO ARTICLES OF INCORPORATION

                                       OF

                            F-PAK INTERNATIONAL, INC.

         1. Article ONE of the Articles of Incorporation of F-PAK INTERNATIONAL, INC., is amended to read as follows:

                                   ARTICLE ONE

         The name of the Corporations is F-PACK INTERNATIONAL, INC.

          The forgoing Amendments were adopted by a vote of number of the Directors and Shareholders of thie necessary for approval, on the 2lst day of November, a sufficient corporations 1997.

           IN WITNESS WHEREOF, the undersigned President and Secretary of the Corporation, have executed these Articles of Amendment on the 21st day of November, 1997.

Attest:

/s/ Dominick P. Pope                               /s/ Imre Kovats
---------------------------                        ---------------------------
Dominick P. Pope, Secretary                        Imre Kovats, President




This Instrument Prepared By:
Srephen F. Goldenberg, Esquire
One Financial Plaza, Suite 2626
   Fort Lauderdale, FL 33394
   (954) 523-2626
F.B.N. 151293
FAX AUDIT NUMBER.1i97000019798

FAX AUDIT NUNIBER:H970000 19798



STATE OF NEW YORK                    ) ss:
COUNTY OF NEW YORK



ON November 21st, a997 BEFORE ME, a Notary Public, in and for the State of New York, personally appeared, Imre Kovats and Dominick P. Pope, to me personally known and known to me to be the President and Secretary, respectively of F-Pak Interantional, Inc. who signed the foregoing Articles of Amendment, and acknow1edge the execution thereof to be their free act and deed for the Uses and purpose there in mentioned.

                                          /s/ STEVEN L. SISKIND
                                       --------------------------
                                       Signature of Notary Public

                                            STEVEN L. SISKIND
                                   Notary Public, State of New York
                                             No, 30-9026980
                                       Qualified in Nassau County
                                    Commmission Expires May 31, 1998
                                    --------------------------------
                                     Typed/Printed Name of Notary













FAX AUDIT NUMBER:H97000019798